As filed with the Securities and Exchange Commission on May 13, 2004

                                                    Registration No. _________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                              THE SECURITIES ACT OF
                                      1933

                                V-ONE Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                   Delaware                                     52-1953278
      -------------------------------                       -------------------
      (State or other jurisdiction of                       (I.R.S. Employer
      incorporation or organization)                        Identification No.)

                       20300 Century Boulevard, Suite 200
                           Germantown, Maryland 20874
               ---------------------------------------------------
               (Address of principal executive offices) (zip code)

                                V-ONE Corporation
                        1998 Amended Incentive Stock Plan
                        ---------------------------------
                              (Full title of plan)

                               Margaret E. Grayson
                      President and Chief Executive Officer
                       20300 Century Boulevard, Suite 200
                           Germantown, Maryland 20874
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (301) 515-5200
                     ---------------------------------------
                     (Telephone number of agent for service)

                                    Copy to:
                             Thomas F. Cooney, Esq.
                             Alissa A. Parisi, Esq.
                           Kirkpatrick & Lockhart LLP
                         1800 Massachusetts Avenue, N.W.
                             Washington, D.C. 20036

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

================================================================================
                                      Proposed     Proposed
                                     maximum       maximum          Amount of
Title of securities  Amount to       offering      aggregate        registration
to be registered     be registered   price per     offering price   fee
                                     share
--------------------------------------------------------------------------------
Common stock,        1,000,000       $0.264 (1)    $264,000 (1)      $33.45
$0.001 par value     shares
per share
--------------------------------------------------------------------------------
____________________

(1) Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low sales prices for the Registrant's Common Stock reported on the "Pink Sheets" by the National Quotation Bureau, Inc. on May 10, 2004.

                       DOCUMENTS INCORPORATED BY REFERENCE

      This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a registration statement of V-ONE Corporation relating to the 1998 Incentive Stock Plan, as amended, is effective. Pursuant to General Instruction E of Form S-8, V-ONE Corporation's Registration Statements Nos. 333-52909 and 333-38918 are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.           Exhibits.

      The following are filed herewith as part of this Registration Statement:

      Exhibit No.                   Exhibit
      -----------                   -------

            5 Opinion of Kirkpatrick & Lockhart LLP, as to the legality of the securities being registered

            23.1  Consent of Aronson & Company, independent auditors

            23.2  Consent of Ernst & Young LLP, independent auditors

            23.3 The consent of Kirkpatrick & Lockhart LLP, to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5

            24    Power of Attorney (see page 5)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on this 11th day of May, 2004.

                                V-ONE CORPORATION



                        By:   /s/ Margaret E. Grayson
                              -----------------------
                              Margaret E. Grayson
                              President and Chief Executive Officer

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Odom and Margaret E. Grayson, and each of them, his or her attorney-in-fact, with power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                     Date
---------                               -----                     ----

                                     President,
/s/ Margaret E. Grayson       Chief Executive Officer,
-----------------------      Principal Financial Officer,
Margaret E. Grayson         Principal Accounting Officer      May 11, 2004
                                     and Director


/s/ Molly G. Bayley
-------------------                   Director                May 7, 2004
Molly G. Bayley

Signature                               Title                     Date
---------                               -----                     ----

/s/ Heidi B. Heiden
-------------------                   Director               May 10, 2004
Heidi B. Heiden




/s/ William E. Odom
-------------------                   Director                May 7, 2004
William E. Odom

EXHIBIT INDEX

      The  following  exhibits are filed  herewith as part of this  Registration
Statement:

Exhibit No.          Description
-----------          -----------

5                    Opinion of  Kirkpatrick  & Lockhart LLP, as to
                     the   legality   of   the   securities   being
                     registered

23.1 Consent of Aronson & Company, independent auditors

23.2 Consent of Ernst & Young LLP, independent auditors

23.3 The consent of Kirkpatrick & Lockhart LLP, to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5

24                   Power of Attorney (see page 5)